UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2006

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Rob Lally joined STAAR as its new Vice President, Quality Assurance and Regulatory Affairs on October 23, 2006. Effective on commencement of employment, the Company agreed to provide compensation including the following: an annual salary of $210,000, an annual cash bonus in an amount up to 25% of annual salary subject to the successful achievement of corporate and personal goals and objectives, and a grant of options to purchase up to 50,000 shares of the Company's common stock if and to the extent approved by the Compensation Committee of the Board of Directors at its next regular meeting. The Company also agreed to provide assistance in interim housing and moving expenses related to Mr. Lally's relocation from Jacksonville, Florida.

Item 7.01 Regulation FD Disclosure.

On October 27, 2006, the Company published a press release announcing the appointment of George Ludwig as the Company's new Regional Sales Manager for the Great Lakes region and the appointment of Rob Lally as the Company's new Vice President, Quality Assurance and Regulatory affairs. A copy of the press release is attached to this report as exhibit 99.1 and is incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

October 27, 2006	By:	/s/ Deborah Andrews

Name: Deborah Andrews
Title: Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 27, 2006.